Exhibit 99.1

Akebia Therapeutics DEDICATED TO ADVANCING CARE FOR PATIENTS WITH KIDNEY DISEASE

CAUTIONARY NOTE ON FORWARD - LOOKING STATEMENTS Statements in this presentation regarding Akebia’s strategy, plans, prospects, required to develop and commercialize Akebia’s product candidates and operate expectations, beliefs, intentions or goals are forward-looking statements within the company, and the actual expenses associated therewith; efficacy, safety and the meaning of the Private Securities Litigation Reform Act of 1995, as amended, tolerability of our products and product candidates; the risk that clinical studies including but not limited to statements regarding the expected period of time our need to be discontinued for any reason, including for safety, tolerability, cash resources and estimated product revenue will fund operations; the timing, enrollment, manufacturing or economic reasons; early termination of any of availability and presentation of clinical trial data and results; the commercial Akebia’s collaborations or license agreements, and the parties’ ability to satisfy potential, growth potential and market opportunity for our product and, if their obligations under such agreements; the timing and content of decisions approved, our product candidates; our strategy, mission and vision; potential for made by regulatory, judicial or similar authorities; the timing of any additional our product candidates to set a new standard of care; the potential benefits of our studies initiated for vadadustat; the actual time it takes to initiate and complete product candidates; the timing of enrollment, including full enrollment, of our research and clinical studies; the success of competitors in developing product clinical trials; the target enrollments of our clinical trials; the assessments and candidates for diseases for which Akebia is currently developing its product evaluations we expect from our clinical programs; the potential to be a partner of candidates; the scope, timing, and outcome of any ongoing legal proceedings; choice for innovation in renal; and exploring co-development potential for changes in the economic and financial conditions of the businesses of Akebia and vadadustat and Auryxia. The terms “estimate,” “expect,” “growth,” “momentum,” its partners; and Akebia’s ability to obtain, maintain and enforce patent and other “mission” “opportunity,” “positioned,” “potential,” “vision” and similar expressions intellectual property protection for Auryxia, vadadustat and its other product are intended to identify forward-looking statements, although not all forward- candidates. Other risks and uncertainties include those identified under the looking statements contain these identifying words. Each forward-looking heading “Risk Factors” in Akebia’s Quarterly Report on Form 10-Q for the quarter statement is subject to risks and uncertainties that could cause actual results to ended March 31, 2019, filed with the SEC, and other filings that Akebia may make differ materially from those expressed or implied in such statement, including the with the SEC in the future. These forward-looking statements (except as actual product revenues for Auryxia; the timing of generic entrants for Auryxia, otherwise noted) speak only as of the date of this presentation, and Akebia does vadadustat or any other product candidates; the rate of enrollment in clinical not undertake, and specifically disclaims, any obligation to update any forward-studies of vadadustat; the risk that clinical trials may not be successful; the risk looking statements contained in this presentation. Vadadustat is an that existing preclinical and clinical data may not be predictive of the results of investigational drug and has not yet been approved by the U.S. Food and Drug ongoing or later clinical trials; manufacturing risks; the quality and manner of the Administration (FDA) or any regulatory authority. data that will result from clinical studies of vadadustat; the actual funding

Akebia Therapeutics Fully Integrated Biotech Company Focused On Kidney Disease John P. Butler, President and CEO

FDA – APPROVED Product revenue in two FDA- Expect cash resources1 to fund approved indications with operations into Q3 2020. $168 million substantial growth potential cash position2. Multiple clinical catalysts over next 12 to 18 Experienced nephrology focused months for Phase 3 product candidate with commercial sales and marketing multi-billion-dollar global market opportunity organization 1 Includes prepaid quarterly committed cost share funding from Akebia’s collaborators    |                2 Cash, cash equivalents and available for sale securities as of 3/31/19.

Akebia Therapeutics Significant Strategic Partnerships

OUR VISION Improve the Health of Patients with Kidney Disease through Better Diseased Management and Novel Therapeutics

Akebia Therapeutics CKD On Dialysis HYPERPHOSPHATEMIA IRON DEFICIENCY ANEMIA IN DIALYSIS FDA approved in two indications IN NON-DIALYSIS ANEMIA DUE TO ANEMIA DUE TO CKD IN CKD IN DIALYSIS In global Phase 3 with read-outs NON-DIALYSIS beginning 2019 DEVELOPMENT PROGRAM

Auryxia Akebia Therapeutics

Dialysis AURYXIA OPPORTUNITY IN THE HYPERPHHPSPHATEMIA MARKET: Patient Dissatisfaction With Standard OF Care And Nephrologist Positive Perception

Nephrologists When Asked: anticipate “If you yourself (nephrologist) prescribing had to take a phosphate binder, which would you choose?” 3 more Auryxia 6 2 Chose Auryxia months from now SOURCES: 1 Spherix Global Insights Bone and Mineral Metabolism, quantitative market research survey, Q4 2018, n=195 nephrologists, “Considering your use of Auryxia, Velphoro and Renvela, what percent of all the patients you prescribed these agents for in the past six months have since discontinued the brand (e.g. have been switched to a different brand or discontinued altogether)?”, “To what extent are the following reasons that patients typically discontinue AURYXIA, VELPHORO, RENVELA 1= Rarely/Never, 5= Very Frequently/ Almost Always”.; 2 Auryxia ATU Q4 2018, n = 104 nephrologists.; 3 Spherix Global Insights Bone and Mineral Metabolism, quantitative market research survey, Q4 2018, n=195 nephrologists.

Dialysis

KDIGO TREATMENT GUIDELINE UPDATE FAVORABLE FOR AURYXIA



Binder Prescription Share (YE17)
Other
43%
Calcium + Sevelamer only
14%
Calcium-based only
43%

CALCIUM-BASED BINDERS COMPRISE SIGNIFICANT PORTION OF MARKET[1]...

"In adult patients with CKD G3a-G5D receiving phosphate-lowering treatment, we suggest restricting dose of calcium-based phosphate binders"

- KDIGO 2017 Practice Guideline Update[2]

...RECENT GUIDELINE LIMITS THEIR USE

"As a result of KDIGO CKD-MBD guideline update, I anticipate decreasing my use of ca-based binders in my dialysis patients[3]"



51% Agree
40% Neutral
9% Disagree

...NEPHROLOGISTS ANTICIPATE ADOPTION OF UPDATED GUIDELINE

SOURCES: 1 Phosphate Binder Use, by type. DOPPS Practice Monitor. https://www.dopps.org/dpm/DPMSlideBrowser.aspx. Accessed 12.21.2018.; 2 KDIGO 2017 Clinical Practice Guideline Update for the Diagnosis, Evaluation, Prevention, and Treatment of Chronic Kidney Disease–Mineral and Bone Disorder (CKD-MBD). Kidney International Supplements (2017) 7, 1–59.; 3 Spherix Global Insights Bone and Mineral Metabolism, quantitative market research survey, Q4 2018, n=195 nephrologists, "Please rate your level of agreement with the following statement: As a result of KDIGO CKD-MBD guideline update, I anticipate decreasing my use of ca-based binders in my dialysis patients".

AURYXIA: SOLID PERFORMANCE Total Pro-forma Unaudited Total Prescriptions Market Share Full-Year Auryxia Sales In 2018 Increased 72% To Increased Market Share In 2017 Source: IQVIA NPA, Dialysis SP TRx Data *2018 Annual Auryxia revenue is pro-forma unaudited combined full-year Auryxia sales including sales recorded by Keryx prior to the merger on December 12, 2018.

AURYXIA: IMPROVING Q2FY19 OUTLOOK Highest prescription Highest prescription demand in first demand in first of any quarter since of any quarter since Auryxia launch Auryxia launch Well positioned to Drive Continued Growth in 2019

Non-Dialysis AURYXIA OPPORTUNITY IN THE IRON DEFICIENCY ANEMIA (IDA) MARKET:

Ferrous sulfate is Ferrous sulfate and Auryxia is significantly significantly better (1, 2) Auryxia are similar (3) better (4, 5) Very likely to use after traditional oral iron failure GI Tolerability* 4% 20% 76% Disclaimer: Not Very likely to use in place of traditional oral iron Based Improvement in TSAT** 4% 31% 65% On Head to -head - Improvement in Hb 4% 39% 57% Data * Gastrointestinal; ** Transferrin saturation SOURCES: 1 Auryxia ATU market research survey Q3 2018 (n= 102 nephrologists).; 2 Auryxia ATU market research survey Q4 2018 (n= 74 nephrologists), only polled nephrologists currently using Auryxia.

Non-Dialysis

DR. GEOFF BLOCK ET AL PRESENTED RESULTS FROM AN INVESTIGATOR-SPONSORED STUDY OF FERRIC CITRATE AT ERA-EDTA 2018

- Single-center, open-label, randomized trial comparing ferric citrate (FC) and standard of care in subjects with advanced non-dialysis CKD (Stage 4/5)
- Assessed hypothesis that "provision of fixed dose FC to subjects with advanced CKD, independent of serum phosphate or degree of anemia, would improve multiple biochemical aspects simultaneously and reduce the need for exogenous ESA or intravenous (IV) iron"[1]
- Baseline characteristics were comparable with the exception of diabetes (FC 47%, SOC 77%, p=0.001)[1]
- Accepted for publication

A Randomized Trial of Ferric Citrate in Advanced Chronic Kidney Disease

Geoffrey A Block, Martha Persky, Gerard Smits, Laura Kooienga, Rupal Mehta, Tamara Isakova, Myles Wolf and Glenn Chertow

"The data from this study suggest that administering ferric citrate to late-stage pre-dialysis patients not only improves biochemical parameters associated with chronic kidney disease, but also has the potential to delay the need for dialysis," said Geoffrey Block, M.D., Director of Clinical Research at Denver Nephrology.

"With the impact of ferric citrate across multiple aspects of CKD, it is worth further investigation to determine which of these many factors is contributing to the reduced risk of renal replacement therapy observed in this study."

*Keryx Biopharmaceuticals, Inc. (now a wholly owned subsidiary of Akebia) provided funding and study medication for this investigator initiated study.; SOURCE 1 Geoffrey Block, Martha Block, Gerard Smits, Laura Kooienga, Rupal Mehta, Tamara Isakova, Myles Wolf, Glenn Chertow. Randomized trial of the effects of ferric citrate in patients with advanced chronic kidney disease. ERA-EDTA 2018.

Vadadustat

Vadadustat Vadadustat now in Phase 3 cardiovascular outcomes trials for anemia due to CKD in non-dialysis and dialysis subjects. Vadadustat is an investigational HIF PH inhibitor that is not approved by the FDA or any other regulatory authority.

Vadadustat is an oral HIF PH inhibitor designed to stimulate endogenous EPO production, with the potential to increase hemoglobin while avoiding supra-physiological epo levels Kaplan-Meier Survival Curves1 EPO vs Time with Darbepoetin Alfa (SC) EPO vs Time with vadadustat (Oral) Death, Heart Failure, Stroke, Myocardial Infarction PK-PD Model in CKD Subjects2 Phase 1 Study in Healthy Volunteers3 120 COMPARISON 120 Darbepoetin alfa 0.45 HEAD 100 mcg/kg (single dose, SC - 100 Vadadustat 500 mg/day administration) – TO Dashed line represents 80 HEAD 80 simulated EPO data A 60 Concentration 60 NOT Concentration (mIU/mL) (mIU/mL) EPO 40 EPO 40 Median 20 Median 20 0 0 0 5 10 15 0 5 10 15 Days Days SOURCES: 1 McCullough P.A., et al. Am J Nephrol 2013;37:549-558 (DOI:10.1159/000351175); Permission granted by S. Karger AG, Basel.; 2 Doshi S et al. Journal of Clinical Pharmacology, 2010;50:75S-90S. Original figure redrawn to depict darbepoetin alfa serum concentration (ng/mL/(mcg/kg)) converted to mU/mL. Data from 6 clinical studies conducted with extensive PK sampling in CKD patients following subcutaneous (SC) administration of a single dose or first dose of a monthly dosing regimen ranging from 0.4-0.6mcg/kg, dose normalized to 0.45 mcg/kg.; 3 Akebia Therapeutics, Inc. Data on File (2010). Data from Phase 1 study in healthy volunteers with vadadustat once daily dosing. Pre-dose EPO concentrations were evaluated on Days 1, 4, 7, 11, 15 and 22. Post-dose data to assess acute rise in EPO following vadadustat dosing was only completed on Day 1 and Day 7 (8 and 16 hours post-dose). Dashed line represents estimated EPO levels based on post-dose data from Day 1 and Day 7.

Non-Dialysis Cardiovascular Outcomes PROTECT Phase 3 Studies Anemia due to CKD in Non-Dialysis Dependent Subjects 3,700 â‰^ N Not ESA Treated ESA Treated Vadadustat vs Vadadustat vs Darbepoetin Alfa Darbepoetin Alfa Change in hemoglobin (Hb) from baseline Major Adverse Cardiovascular Events (MACE)

Non-Dialysis GLOBAL PHASE 3 PROGRAM FOR VADADUSTAT FOR NON-DIALYSIS Additional Non-Primary Endpoints INDIVIDUAL MACE COMPONENTS CHRONIC HEART FAULURE THROMBOTIC EVENTS HOSPITALIZATIONS HB EXCURSIONS TIME IN RANGE (HB) IV IRON USE CKD PROGRESSION

Dialysis GLOBAL PHASE 3 PROGRAM FOR VADADUSTAT FOR DIALYSIS NDA/MAA Core Package Cardiovascular Outcomes INNOVATE Phase 3 Studies Anemia due to CKD in Dialysis Subjects 3,900 N New-Onset Dialysis ESA Treated Vadadustat vs Vadadustat vs Darbepoetin Alfa Darbepoetin Alfa Change in hemoglobin (Hb) from baseline Major Adverse Cardiovascular Events (MACE)

Dialysis GLOBAL PHASE 3 PROGRAM FOR VADADUSTAT FOR DIALYSIS Additional ongoing/planned Studies to Support Value Proposition Phase 2, Open-label, efficacy, safety, PK/PD in DD1-CKD, control arm epoetin alfa, modified once daily (QD) and Three Times a Week (TIW) dosing, and ESA Hyporesponders, Open-label, Sponsor-Blind, parallel arm study evaluating efficacy and safety of Modified QD dosing of vadadustat compared to ESA Open-label, Sponsor-Blind, parallel arm study evaluating efficacy and safety of TIW dosing of vadadustat compared to ESA 1 Dialysis-dependent

Dialysis

STRONG DISTRIBUTION CHANNEL TO U.S. DIALYSIS NETWORK

- Unique market dynamics with treatment adoption driven by protocols
- Agreement with Vifor (International) Ltd. positions vadadustat for rapid uptake in Fresenius LDO subject to FDA approval*
- Recent amendment expands agreement, facilitating access to up to 60% of U.S dialysis patients
- TDAPA[2] creates major additional opportunity for value creation for Akebia



Mircera Uptake into Fresenius Dialysis Centers[1]
100%
80%
60%
40%
20%
0%
08/10
03/11
10/11
05/12
12/12
07/13
02/14
09/14
04/15
11/15
06/16
01/17
08/17
Epoetin
Darbepoetin
Pegylated epoetin beta

*Subject to the earlier of reimbursement under TDAPA (defined below) or inclusion in the ESRD bundle. SOURCES: 1 ESA Use, by type. DOPPS Practice Monitor. https://www.dopps.org/dpm/DPMSlideBrowser.aspx. Accessed 12/19/2018.; 2 TDAPA: Transitional drug add-on payment adjustment, CMS Ruling CMS-1691-F. Medicare Program; End-Stage Renal Disease Prospective Payment System, Payment for Renal Dialysis Services Furnished to Individuals with Acute Kidney Injury, End-Stage Renal Disease Quality Incentive Program, Durable Medical Equipment, Prosthetics, Orthotics and Supplies (DMEPOS) Competitive Bidding Program (CBP) and Fee Schedule Amounts, and Technical Amendments to Correct Existing Regulations Related to the CBP for Certain DMEPOS.

Japan Phase 3 MTPC Japan CKD Phase 3 DD And NDD Read-out; 2019 FO RWARD-2 Phase 2 DD Top-2 line Results; 2019 INNO VATE Phase 3 DD Top-line 2 Results; Q2 2020* PRO TECT Phase 3 NDD Top-line 2 Results; Mid-2020* *Subject to accrual of MACE events.

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